Exhibit 10.34

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement (the “Fourth Amendment”) is made and entered into as of January 1, 1996, by and between KENNEDY-WILSON, INC., a Delaware Corporation, with its principal office located in Santa Monica, California (the “Company”) and WILUAM J. MCMORROW, an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of August 14, 1992, as amended by that certain Amendment to Employment Agreement dated as of January 1, 1993 and that certain Second Amendment to Employment Agreement dated January 1, 1994 and that certain Third Amendment to Employment Agreement dated March 31, 1995, (collectively, the “Employment Agreement”), providing for the employment of Employee by Company pursuant to the terms of such Employment Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified with respect to the term of the Employment Agreement, salary and bonus provision.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Employment Agreement as follows:

1.                                      Section 2 (a) of the Employment Agreement is deleted in its entirety and the following is inserted in lieu thereof:

2.                                      Term. a) Employee shall be employed by the Company pursuant to this Employment Agreement for a term beginning on August 14, 1992 and continuing through to, and terminating at the close of business on December 31, 1997, (unless earlier terminated pursuant to Section 9 hereof).

2.                                      Section 4(i) of the Employment Agreement shall be amended such that the annual salary amount of “$400,000” is deleted and the annual salary amount of “$300,000” plus an annual salary advance amount of “$100,000” payable against bonus earned is inserted in lieu thereof.

3. Section 4(ii) of the Employment Agreement is deleted in its entirety and the following is inserted in lieu thereof:

4. (iii) an annual bonus payable in an amount as follows:

PROFIT (MM)	BONUS
0 to 1	0
1 to 3	10%(MAX. $100K)
3 to 7.5	20%

Bonus Cap—$7.5MM Profit

4.(iii)                       The Company shall pay to Employee a bonus at the six (6) month interval based upon 1st and 2nd quarter profits, consistent with the bonus schedule in 4(H). At year end, additional bonus shall be paid on year end profits or any excess bonus payout at the six month interval shall be refunded by Employee and/or the excess bonus payout will be offset by Employee’s 1997 salary.

4. Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Fourth Amendment as of the date first above written.

COMPANY
KENNEDY-WILSON, Inc. a Delaware corporation
/s/ James C. Ozello, Acting Secretary
Compensation Committee

EMPLOYEE
/s/ William J. McMorrow, Chairman